Exhibit 10.66

LOAN MODIFICATION AND FORBEARANCE AGREEMENT

This LOAN MODIFICATION AND FORBEARANCE AGREEMENT (“Agreement”) is made and entered into as of December 10, 2008 (the “Effective Date”) by and among COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation (“Borrower”); COMSTOCK MASSEY PRESERVE, L.L.C., a Virginia limited liability company (“Comstock Massey”); COMSTOCK HOMES OF RALEIGH, L.L.C., a North Carolina limited liability company (“Comstock Raleigh”); COMSTOCK HOLLAND ROAD, L.L.C., a Virginia limited liability company (“Comstock Holland”); COMSTOCK HOMES OF ATLANTA, LLC, a Georgia limited liability company (“Comstock Atlanta”); COMSTOCK JAMES ROAD, LLC, a Georgia limited liability company (“Comstock James Road”); TRIBBLE ROAD DEVELOPMENT, LLC, a Georgia limited liability company (“Tribble Road Development”); COMSTOCK SUMMERLAND, L.C., a Virginia limited liability company (“Comstock Summerland”); COMSTOCK LANDING, LLC, a Virginia limited liability company (“Comstock Landing”); COMSTOCK WAKEFIELD, LLC, a Virginia limited liability company (“Comstock Wakefield”); COMSTOCK WAKEFIELD II, LLC, a Virginia limited liability company (“Comstock Wakefield II”); and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Wachovia” or “Lender”) (Comstock Massey, Comstock Raleigh, Comstock Holland, Comstock Atlanta, Comstock James Road, Tribble Road Development, Comstock Summerland, Comstock Wakefield, and Comstock Wakefield II are collectively referred to as “Guarantors”; Borrower and Guarantors are collectively referred to as “Obligors” and each, individually, as an “Obligor”; Wachovia and the Obligors are collectively referred to as the “Parties” and each, individually, as a “Party”). Capitalized terms used but not defined in this Agreement shall have their meaning in the “Existing Loan Documents” defined below.

RECITALS

A. Comstock is indebted to Lender under a Revolving Promissory Note dated May 26, 2006 in the original principal amount of $40,000,000.00 (as modified and amended, if applicable, the “Note”).

B. In connection with the Note, the Obligors, as applicable, executed the following documents and agreements:

1. Credit Agreement (the “Credit Agreement”) dated May 26, 2006 between Lender and Comstock, joined into by Comstock Raleigh (formerly Capitol Homes, Inc.) and Comstock Massey (formerly Comstock Wesel, L.L.C.), as modified and amended;

2. Deed of Trust, Security Agreement and Financing Statement dated May 26, 2006 from Comstock Massey (formerly Comstock Wesel, L.L.C.) to TRSTE, Inc., a Virginia corporation (“TRSTE”) and recorded in the Wake County Register of Deeds in Book 11976, Page 1996;

3. Deed of Trust, Security Agreement and Financing Statement dated May 26, 2006 from Comstock Raleigh (formerly Capitol Homes, Inc.) to TRSTE and recorded in the Durham County Register of Deeds in Book 5222, Page 995;

4. Deed of Trust, Security Agreement and Financing Statement dated May 26, 2006 from Comstock Raleigh (formerly Capitol Homes, Inc.) to TRSTE and recorded in the Johnston County Register of Deeds in Book 3128, Page 783;

5. Deed of Trust, Security Agreement and Financing Statement dated May 26, 2006 from Comstock Raleigh (formerly Capitol Homes, Inc.) to TRSTE and recorded in the Wake County Register of Deeds in Book 11976, Page 1982;

6. Supplemental Deed of Trust, Security Agreement and Financing Statement dated June 26, 2006 from Comstock Raleigh (formerly Capitol Homes, Inc.) to TRSTE and recorded in the Wake County Register of Deeds in Book 12031, Page 441;

7. Supplemental Deed of Trust, Security Agreement and Financing Statement dated July 21, 2006 from Comstock Raleigh (formerly Capitol Homes, Inc.) to TRSTE and recorded in the Johnston County Register of Deeds in Book 3165, Page 476;

8. Supplemental Deed of Trust, Security Agreement and Financing Statement dated July 25, 2006 from Comstock Raleigh (formerly Capitol Homes, Inc.) to TRSTE and recorded in the Wake County Register of Deeds in Book 12079, Page 404;

9. Deed of Trust, Security Agreement and Financing Statement dated July 21, 2006 from Comstock Landing, LLC to TRSTE and recorded in the Wake County Register of Deeds in Book 12080, Page 830;

10. Supplemental Deed of Trust, Security Agreement and Financing Statement dated July 27, 2006 from Comstock Wakefield and Comstock Wakefield II to TRSTE and recorded in the Wake County Register of Deeds in Book 12094, Page 1730;

11. Deed to Secure Debt, Security Agreement and Financing Statement dated August 29, 2006 from Comstock Atlanta to Lender and recorded with Cherokee County Clerk of Superior Court in Book 9018, Page 173;

12. Deed to Secure Debt, Security Agreement and Financing Statement dated August 29, 2006 from Comstock Atlanta to Lender and recorded with Forsyth County Clerk of Superior Court in Book 4428, Page 387;

13. Deed to Secure Debt, Security Agreement and Financing Statement dated August 29, 2006 from Comstock Atlanta to Lender and recorded with Jackson County Clerk of Superior Court in Book 45I, Page 458;

14. Deed to Secure Debt, Security Agreement and Financing Statement dated September 14, 2006 from Comstock James Road to Lender and recorded with Forsyth County Clerk of Superior Court in Book 4450, Page 620;

15. Deed to Secure Debt, Security Agreement and Financing Statement dated September 27, 2006 from Tribble Road Development to Lender and recorded with Forsyth County Clerk of Superior Court on in Book 4469, Page 410;

16. Supplemental Deed of Trust, Security Agreement and Financing Statement dated October 18, 2006 from Comstock Raleigh to TRSTE and recorded in the Wake County Register of Deeds in Book 12223, Page 2235;

17. Supplemental Deed of Trust, Security Agreement and Financing Statement dated November 9, 2006 from Comstock Raleigh to TRSTE and recorded in the Wake County Register of Deeds in Book 12261, Page 489;

18. Deed of Trust, Security Agreement and Financing Statement dated November 13, 2006 from Comstock Summerland to TRSTE and recorded in the Prince William County Register of Deeds as instrument number 200611170162991;

19. Supplemental Deed of Trust, Security Agreement and Financing Statement dated December 13, 2006 from Comstock Raleigh to TRSTE and recorded in the Wake County Register of Deeds in Book 12308, Page 2241;

20. Unconditional Guaranty dated May 26, 2006 by Comstock Raleigh (formerly Capitol Homes, Inc.) in favor of Lender;

21. Unconditional Guaranty dated May 26, 2006 by Comstock Massey (formerly Comstock Wesel, L.L.C.) in favor of Lender;

22. Unconditional Guaranty dated July 17, 2006 by Comstock Holland in favor of Lender;

23. Unconditional Guaranty dated July 21, 2006 by Comstock Landing in favor of Lender;

24. Unconditional Guaranty dated August 1, 2006 by Comstock Wakefield in favor of Lender;

25. Unconditional Guaranty dated August 1, 2006 by Comstock Wakefield II in favor of Lender;

26. Unconditional Guaranties dated August 29, 2006 by Comstock Atlanta in favor of Lender;

27. Unconditional Guaranty dated September 14, 2006 by Comstock James Road in favor of Lender;

28. Unconditional Guaranty dated September 27, 2006 by Tribble Road Development in favor of Lender;

29. Unconditional Guaranty dated October 18, 2006 by Comstock Raleigh in favor of Lender; and

30. Unconditional Guaranty dated November 13, 2006 by Comstock Summerland in favor of Lender.

C. The Parties entered into that certain Forbearance Agreement made effective February 21, 2007, as modified and amended by letter agreements dated January 15, 2008, March 3, 2008, and April 14, 2008 (the “Original Forbearance Agreement”).

D. The documents described in Paragraphs A through C, all financing statements filed in conjunction therewith, and all other documents executed or authorized by Obligors in connection with the Note, the Credit Agreement, and the Original Forbearance Agreement, as modified and amended if applicable, are collectively referred to as the “Existing Loan Documents”. The Existing Loan Documents, together with this Agreement and any documents executed pursuant to this Agreement are collectively referred to as the “Loan Documents”. All indebtedness whether now existing or hereafter arising that is due and owing by Obligors to Lender under the Loan Documents is collectively referred to as the “Obligations”. All real and personal property and fixtures pledged as collateral for the Obligations is collectively referred to as the “Property”.

E. Obligors acknowledge that (1) the Forbearance Period terminated on April 30, 2008; (2) as of the Effective Date, Borrower is in default under the Existing Loan Documents based on (a) Borrower’s failure to comply with the following financial covenants contained in the Credit Agreement: (i) violation of Senior Liabilities to Effective Tangible Net Worth Ratio for the fiscal quarters ended 3/31/08, 6/30/2008, and 9/30/08, (ii) violation of EBITDA/Debt Service Ratio for the fiscal quarters ended 3/31/08, 6/30/2008, and 9/30/08, and (iii) violation of Tangible Net Worth requirement for the fiscal quarters ended 3/31/08, 6/30/2008, and 9/30/08, (b) Borrower’s failure to make the June, July, August, September, October, November, and December 2008 interest payments within five business days after their respective due dates, (c) Borrower’s failure to maintain general liability insurance at the level required under the Credit Agreement, and (d) existence of a Material Adverse Change as evidenced by Borrower’s inability to pay its obligations to Lender as they come due in the ordinary course of business (collectively, the “Existing Defaults”); and (3) as a result of the Existing Defaults, all Obligations are immediately due and payable in full and Lender is presently entitled to exercise all rights and remedies available to it under the Existing Loan Documents and under applicable law. Obligors’ acknowledgement of the foregoing specific events of default does not preclude Lender from asserting the existence of other events of default.

F. Borrower has requested that Lender agree to extend the Forbearance Period to January 15, 2010 and provide certain additional financing to Borrower. Lender, subject to the terms and conditions of this Agreement, has agreed to this request.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Parties due hereby stipulate, covenant and agree as follows:

1. Representations, Warranties and Acknowledgements. Obligors, jointly and severally, hereby represent, warrant and acknowledge to Lender, upon which Lender is relying, that:

1.1 The foregoing recitals are true and correct.

1.2 Each is authorized under applicable law to execute, deliver and perform this Agreement and all documents, instruments and agreements executed in connection herewith and neither the execution and delivery of this Agreement nor the fulfillment of or compliance with any of the terms and conditions of this Agreement will, to the best of each Obligor’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of or constitute a violation or default under any contract, agreement, applicable law, regulation, judgment, writ, order or decree to which any of Obligors, or their respective properties are subject.

1.3 The Existing Loan Documents are legal, valid and binding obligations of Obligors in accordance with their respective terms. The liens, security interests and other encumbrances in favor of Lender granted under the Existing Loan Documents are duly perfected and are not subject to avoidance or invalidation for any reason.

1.4 There are no pending, nor to the best knowledge of Obligors, threatened actions, litigation, disputes, alleged defaults for breaches, suits or proceedings against or in any way relating adversely to any Obligor or its properties before any court, arbitrator or governmental or administrative body or agency, except as described in Schedule 1.4.

1.5 Obligors have received no notice of default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which any of them is a party or by which their properties are bound except as described in this Agreement or set forth in Schedule 1.5.

1.6 Neither this Agreement nor any report, schedule, certificate, agreement or any instrument heretofore or contemporaneously herewith provided to Lender by Obligors contain any misrepresentation or untrue statement of facts or omits to state any material facts.

1.7 Neither the execution and delivery of this Agreement nor the performance of any actions required by this Agreement is being consummated by any party to hinder, delay or defraud any entity to which any Obligors were or are now or will hereafter become indebted.

1.8 As of the Effective Date, the balance due under the Note, excluding Lender’s attorneys’ fees and costs, is as follows:

Principal	$21,662,491.07
Accrued Interest	$501,866.30
Late Charges	$33,922.39
Appraisal Fees	$29,750.00
Total	$22,228,029.76

Lender is waiving the late charges in the amount of $33,922.39 as part of the consideration for this Agreement.

2. Payments Due Under this Agreement. As a condition of this Agreement, Obligors, as applicable, shall remit to Lender the following payments:

2.1 At “Closing” (hereafter defined):

(i)	Legal Fees[1]	$86,938.71

(ii)	Appraisal Fees	$5,561.29
	(partial payment)

	Total	$92,500.00

2.2 Other payments:

(i) $104,188.71, consisting of that portion of the appraisal fees which is not being paid at Closing ($24,188.71), additional legal fees which are not being paid at Closing ($5,000.00), and a commitment and forbearance fee in the amount of $75,000.00, which shall be paid in eleven (11) equal monthly installments of $8,680.00 commencing on January 10, 2009 and continuing on the 10th day of each month thereafter, with payment of the remaining balance of $8,708.71 due on December 10, 2009;

(ii) all payments due under the “Term Loan” (hereafter defined);

(iii) all payments due under the “Revolver” (hereafter defined);

(iv) all payments due under the “Tribble Road Loan” (hereafter defined); and

(v) all other payments required under the Loan Documents.

3. Amended Credit Facility. The Credit Facility is amended to constitute three separate loans: (a) a term loan in the principal amount of $11,608,484.00 (the “Term Loan”); (b) a revolving loan in the principal amount of $8,000,000.00 (the “Revolver”), and (c) a term loan in the principal amount of $3,000,000.00 (the “Tribble Road Loan”). The Term Loan, the Revolver, and the Tribble Road Loan shall be evidenced by Amended and Restated Promissory Notes in form and substance satisfactory to Lender (the “Amended Notes”).

4. Term Loan.

4.1 The principal amount of the Term Loan, $11,608,484.00, is the sum of (a) all accrued and unpaid interest on the Note as of the Effective Date ($489,953.00) (“Pre-Closing Interest”); and (b) the principal amounts advanced by Lender for those lots shown in Schedule 4.1 which are pledged as collateral for the Obligations (collectively, the “Lots” and each a “Lot”) ($11,118,531.00).

4.2 The unpaid principal balance of the Term Loan shall bear interest from the date hereof at the LIBOR Market Index Rate plus 4%.

[1]	Additional legal fees may become due as provided in paragraph 18 of this Agreement.

4.3 All unpaid principal and accrued interest under the Term Loan shall be due any payable in full on January 15, 2010 (“Maturity Date”).

4.4 The release price for each of the Lots subject to financing under the Term Loan will be the sum of (a) the amount advanced by Lender for all of the Lots in the particular development where the Lot to be released is located, allocated to each Lot on a pro rata basis, plus Pre-Closing Interest allocated to each Lot in the same manner (as detailed in Schedule 4.1); plus (b) all accrued but unpaid interest due for each Lot from the Effective Date to the closing of the sale of that respective Lot.

5. Revolver.

5.1 Use of Proceeds. Proceeds under the Revolver may be advanced, repaid and readvanced, up to the maximum amount of $8,000,000.00, subject to Borrower’s compliance with the terms and conditions of this Agreement. Except as expressly provided in section 5.4(i), such proceeds may be used by Borrower solely for construction of single family residential houses, townhomes, and condominiums (individually a “Unit” and collectively the “Units”) on the Lots and the completion of partially constructed Units on the Property, in accordance with the plans and specifications approved by Lender (as same may be modified from time to time with the written approval of Lender, the “Plans and Specifications”), and subject to the further conditions hereafter specified.

5.2 Construction Budget. Subject to compliance by Borrower with the terms and conditions of this Agreement, Lender shall make advances to Borrower for hard construction costs incurred by Borrower in connection with the construction of the Units (“Hard Costs”), plus an overhead allowance of six percent (6%) of approved Hard Costs for the construction of new Units on the Lots, in accordance with the sources and uses provided to Lender (as same may be revised from time to time with the written approval of Lender, the “Construction Budget”); provided, however, that in no event shall Lender be obligated to make advances in excess of Verified Project Costs (as hereafter defined). As used in this Agreement, “Verified Project Costs” means the aggregate, from time to time, of (a) Hard Costs actually incurred by Borrower for work in place as part of the Unit, as certified by Lender’s Inspector (as hereafter defined) pursuant to the provisions of this Agreement, and (b) an overhead allowance of six percent (6%) of approved Hard Costs for the construction of new Units on the Lots (which shall be added to the line item for Hard Costs in every Construction Budget). There shall be no overhead allowance for advances related to the Existing Units (as hereafter defined).

5.3 Lender’s Inspector. Lender shall have the right to retain, at Borrower’s expense, an inspector (“Lender’s Inspector”) to review and advise Lender with respect to all Plans and Specifications, Constructions Budgets, construction, architectural and other design professional contracts, change orders, governmental permits and approvals, and other matters related to the design and construction of the Units, to monitor the progress of construction and to review on behalf of Lender all Requests for Advances (as hereafter defined) submitted by Borrower. Lender may make inspections under this section at any time in its discretion; provided, however, that Borrower shall not be responsible for payment of such expenses in excess of $100 per inspection for a condominium and $30 per inspection for any other type of Unit and shall pay for no more that two inspections per month per project. The fees and expenses of Lender’s Inspector, whether internal or external, shall be due and payable by Borrower as provided for herein or otherwise on demand. Borrower acknowledges that (i) Lender’s Inspector has been retained by Lender to act as a consultant, and only as a consultant, to Lender in connection with the construction of the Units, and Lender’s Inspector may be an employee of the Lender, (ii) Lender’s Inspector shall in no event have any power or authority to make any decision or to give any approval or consent or to do any other thing which is binding upon Lender, and any such purported decision, approval, consent or act by Lender’s Inspector on behalf of Lender shall be void and of no force or effect; provided, however, that if Lender’s Inspector is also the loan officer for the Revolver, Lender may agree to such power or authority acting solely in the employee’s capacity as loan officer for the Lender, (iii) Lender reserves the right to make any and all decisions required to be made by Lender under this Agreement, in its sole and absolute discretion, and without in any instance being bound or limited in any manner whatsoever by any opinion expressed or not expressed by Lender’s Inspector to Lender or any other person with respect thereto, and (iv) Lender reserves the right in its sole and absolute discretion to replace Lender’s Inspector with another inspector at any time and without prior notice to or approval by Borrower. All inspections by or on behalf of Lender shall be solely for the benefit of Lender, and Borrower shall have no right to claim any loss or damage against Lender or Lender’s Inspector (whether or not an employee of the Lender) arising from any alleged (i) negligence or failure to perform such inspections, (ii) failure to monitor loan disbursements or the progress or quality of construction, or (iii) failure to otherwise properly administer the construction aspects of the loan.

5.4 Procedures and Conditions for Advances.

(i) Frequency of Advances. Lender shall advance $1,158,351.00 at Closing (the “Initial Advance”), $100,000.00 of which shall by used to pay property taxes and other approved expenses related to the Tribble Road Property (hereafter defined), with the remaining amount to be used by Borrower solely to pay or as reimbursement for approved construction costs for the partially completed Units shown in Schedule 5.4 (the “Existing Units”). Approval for subsequent advances under the Revolver will be given by Lender on a Unit by Unit basis, subject to Borrower’s compliance with the terms and conditions of this Agreement. Advances shall be limited to no more than two (2) per month.

(ii) Request for Advance. For each request for an advance under the Revolver, Borrower shall submit to Lender, at least five (5) business days prior to the requested date of disbursement, a completed written disbursement request (each, a “Request for Advance”) in such form and detail as required by Lender, together with a check in the amount of any inspection fee required hereunder. Each Request for Advance shall certify and contain in detail acceptable to Lender: (a) the cost of the labor that has been performed, (b) the materials that have been incorporated into the Unit, and (c) a list of the Units to be inspected. In addition:

(1) each Request for Advance for Existing Units shall be accompanied by the Plans and Specifications and the Construction Budget; and

(2) each Request for Advance for the transfer of a Lot from the Term Loan and construction of a new Unit on the Lot shall be accompanied by a request for a release of the Lot from the Term Loan, the Plans and Specifications, the Construction Budget,

and evidence satisfactory to Lender (in its sole discretion) of (i) a binding, non-contingent contract for the sale of the Unit at a price acceptable to Lender, and (ii) a cash deposit of at least five percent (5%) of the sale price for the Unit, such deposit to be held by a third-party escrow agent satisfactory to Lender.

All Requests for Advances shall be accompanied by such additional supporting data and documents as Lender may require, including, without limitation, invoices and waivers of mechanic’s and materialmen’s liens.

(iii) Conditions to Advance. Lender will have no obligation to make any advance if a default (other than the Existing Defaults) under any of the Loan Documents or an event which, with the giving of notice or the passage of time, or both, would constitute a default under any of the Loan Documents has occurred and is continuing, and unless it has received from the Borrower (if not expressly waived by Lender), in form and substance satisfactory to Lender: (a) evidence of any updated title search and/or endorsement to the title policy required by Lender, as applicable, which shall be, unless expressly waived by Lender, in compliance with Lender’s minimum standards in effect at the time of such advance; and if any title policy contains a pending disbursement clause, the amount of the policy shall increase by the advance being made in connection therewith; and (b) evidence of compliance with any other conditions as required by Lender. In no event will Lender approve an advance for an Existing Unit, or for the transfer of a Lot from the Term Loan to the Revolver and construction of a new Unit, if, in the sole opinion of Lender or Lender’s Inspector, the total cost to complete the Unit is greater than the availability under the Revolver at the time of the Request for Advance.

(iv) Inspection. If required by Lender upon receiving a Request for Advance, Lender’s Inspector may determine prior to any advance (a) whether the work completed to the date of such Request for Advance has been done satisfactorily and in accordance with the Plans and Specifications, (b) the percentage of construction of the Unit completed as of the date of such Request for Advance, (c) the Hard Costs (as applicable) actually incurred for work in place as part of the Unit as of the date of such Request for Advance, (d) the actual sum necessary to complete construction of the Unit in accordance with the Plans and Specifications, and (e) the amount of time from the date of such Request for Advance which will be required to complete construction of the Unit in accordance with the Plans and Specifications and/or the Construction Budget.

(v) Disbursement of Advances. At its option, Lender may make advances under the Revolver directly into a separate construction disbursement account or other Borrower account with Lender, to Borrower directly, to a title insurance company or other third party, or directly to the general contractor, subcontractor, materialmen or other suppliers providing labor, services or materials in connection with the construction of the Unit. Lender shall have no obligation after making disbursements in a particular manner to continue to make disbursements in that manner. Notwithstanding the foregoing, Lender’s records of any advance made pursuant to the Loan Documents shall, in the absence of manifest error, be deemed correct and acceptable and binding upon Borrower.

(vi) Final Advance. Lender shall have no obligation to make the final advance for a Unit unless (a) it has received from Borrower (if not expressly waived by Lender),

all in form and substance satisfactory to Lender, all of the items required for advances in general; and (b) the Unit shall have been fully constructed and completed in a good a workmanlike manner in accordance with the Plans and Specifications and all applicable statutes, ordinances, codes, regulations, and restrictions.

5.5 Interest. The unpaid principal balance of the Revolver shall bear interest from the date hereof at the LIBOR Market Index Rate plus 4%.

5.6 Payment Terms. Payments on the Revolver will be due as follows:

(i) interest only commencing on January 10, 2009 and continuing on the 10th day of each month thereafter until the Maturity Date;

(ii) upon the sale of each Unit, a release price equal to the sum of (a) the total amount advanced by Lender for the Unit and the lot upon which the Unit is built (including all amounts advanced by Lender prior to the Effective Date for the Existing Units, as reflected in Schedule 5.4, plus all amounts advanced by Lender after the Effective Date pursuant to the provisions of this Agreement and the Revolver), together with all accrued but unpaid interest thereon (the “Base Unit Release Payment”); plus (b) an additional $10,000.00 for each of the ten spec Units remaining in the Summerland project as of the Effective Date (which is included in the amounts shown for the Summerland spec Units in the column headed “1st Draw” in Schedule 5.4), together with all accrued interest thereon from and after the date of the Initial Advance (the “Additional Summerland Release Payment”); plus (c) 25% of any net sale proceeds after payment of the Base Unit Release Payment, the Additional Summerland Release Payment (if applicable), any unfunded construction costs approved by Lender in writing on not less than five (5) business days notice, and all reasonable and customary sales expenses and closing costs properly charged to Borrower as reflected in a HUD-1 settlement statement delivered to Lender not less than three (3) business days in advance of the closing of the sale of the Unit (the “Excess Unit Release Payment”), with the Excess Unit Release Payment to be applied to the unpaid Obligations in any manner in Lender’s discretion; and

(iii) all principal and accrued and unpaid interest shall be due and payable in full on the Maturity Date.

5.7 Construction of Project. Unless otherwise expressly agreed to by Lender, (i) construction of the Units shall be carried on diligently and without delay or interruption for more than 10 consecutive days; and (iii) Units shall be constructed in a good and workmanlike manner, in accordance with the Plans and Specifications, the other Construction Documents (as hereinafter defined) and the Construction Budget, and in compliance with all applicable statutes, ordinances, codes, regulations and restrictions. “Construction Documents” shall mean all construction contracts, contracts with architects, engineers or other design professionals, Plans and Specifications, drawings, budgets, bonds and other agreements pertaining to construction of the Unit, all engineering, soil and other reports and studies and all surveys pertaining thereto and or required by Lender’s Inspector, together with all modifications and additions thereto. In no event will Lender fund a change order or an amendment to the Plans and Specifications or the other Construction Documents unless Lender has previously given its written consent to such change order or amendment.

5.8 Liens and Lien Waivers. Except for the liens set forth on Schedule 5.8, which shall be paid and released with the proceeds of the Initial Advance, Borrower shall take all action necessary to have any mechanic’s and materialmen’s liens, judgment liens, or other liens or encumbrances released, transferred to bond, or sufficient funds escrowed with the title insurer to pay such lien or other encumbrance in full, all within 30 days of the date Borrower receives notice of the filing of such liens or encumbrances. If any such lien or encumbrance is filed, no advances will be made until it is removed and a copy of the recorded release thereof is received by Lender and accepted by the title insurance company. Borrower shall be fully and solely responsible for compliance in all respects whatsoever with the applicable mechanic’s and materialmen’s lien laws.

5.9 Title and Surveys. Unless otherwise expressly waived by Lender, Borrower shall ensure that the existing security instruments in favor of Lender are and remain first liens on the property encumbered, and that the property is and remains free and clear of all other liens, defects, or encumbrances, except as set forth on Schedule 5.8. If any surveys are required by Lender, Lender’s Inspector, or the issuer of any title policy, Borrower shall deliver such surveys within 30 days after such request. Any change in the state of facts shown in any updated survey shall be subject to approval by Lender and Lender’s Inspector. The Units shall be constructed entirely on the Lots and will not encroach upon or overhang any easement, right of way, or any other land, and shall be construed wholly within applicable building setback restrictions.

5.10 Insurance. In addition to any insurance requirements set forth in the applicable security instruments, Borrower shall maintain during construction of any improvements: (a) builders’ all-risk extended coverage insurance (non-reporting Completed Value with Special Cause of Loss form) in amounts based on the completed replacement value of the improvements (excluding roads, foundations, parking areas, paths, walkways and like improvements), endorsed to provide that occupancy by any person shall not void the coverage and naming Lender (and its successors and assigns) as their interests may appear, as the first mortgagee under a standard mortgagee endorsement clause; (b) upon completion of construction of each Unit, All-Risk fire and extended coverage hazard insurance (non-reporting Commercial Property Policy with Special Cause of Loss form) covering that Unit in an aggregate amount not less than 100% of the agreed upon full insurable replacement value of that Unit, and naming Lender and its successors and assigns as their interests may appear, as the first mortgagee under a standard mortgagee endorsement clause; (c) comprehensive general public liability insurance of at least $2,000,000 covering injury and damage to persons and property with limits acceptable to Lender and naming Lender (and its successors and assigns) as their interests may appear, as an additional insured; (d) if the applicable real property is located within a special flood hazard area as identified by the Secretary of Housing and Urban Development under the National Flood Insurance Reform Act of 1994, flood insurance in the amount equal to the lesser of (A) the agreed upon full insurable replacement value of each Unit (less any value attributable to the applicable real property), or if agreed to in writing by Lender (B) the maximum available amount through the Federal Flood Insurance Program, and naming Lender (and its successors and assigns) as their interests may appear, as the first mortgagee under a standard mortgagee endorsement clause; (e) insurance which complies with the workers’ compensation and employers’ liability laws of all states in which the Property is located and, if required by Lender, such other states as Borrower is required to maintain insurance; and (f) other insurance as Lender may require in amounts and with carriers satisfactory to Lender.

Each policy or certificate shall indicate Lender’s address as Wachovia Bank, National Association, Attn: Patrick McGovern, 123 South Broad Street, Philadelphia, PA 19109, Mail Code PA1246. In addition, each insurance policy or certificate shall include a provision that the policy will not be cancelled, altered or in any way limited in coverage or reduced in amount unless Lender is notified of same in writing at least thirty (30) days prior to cancellation or change. Each insurance policy will be written on forms as are acceptable to Lender by insurance companies authorized or licensed to do business in North Carolina having an Alfred M. Best Company, Inc. rating of “A-” or higher and a financial size category of not less than IX, and which companies are otherwise acceptable to Lender.

The above insurance requirements may be satisfied by appropriate endorsements to a blanket policy covering the projects and other property.

5.11 Assignment of Construction Documents. As additional security for the obligations of Borrower under this Agreement and the other Loan Documents, Borrower hereby collaterally assigns, transfers and grants to Lender a security interest in all of Borrower’s right, title, interest and benefits in or under the Construction Documents.

5.12 Contractors. Borrower agrees it will not engage or permit any general contractor to engage or continue to employ any contractor, subcontractor or materialman who may be reasonably objectionable to Lender. If requested by Lender, Borrower shall deliver a fully executed copy of any or all agreements between Borrower and any contractors, or between any general contractor and its subcontractors, each of which shall be in form and substance reasonably satisfactory to Lender.

5.13 Leases. Borrower will comply with the terms and conditions of, and deliver leased premises at the time and in the condition required by any Lender-approved lease. Borrower will not enter into, amend or renew any leases or other occupancy agreements affecting the Property without Lender’s prior written consent. Lender’s consent may be conditioned upon receipt of such documents and agreements, including without limitation subordination and attornment agreements and tenant estoppel certificates, as Lender may require.

5.14 Ownership of Material and Fixtures. No materials, equipment or fixtures incorporated by Borrower into the Units shall be purchased or installed under any security agreement, conditional sales contract, lease, or other arrangement wherein the seller reserves title or any interest in such items or the right to remove or repossess such items or to consider them personal property after their incorporation into the Units, without the prior written consent of Lender.

5.15 No Warranty by Lender; Indemnification. Nothing contained in this Agreement or any other Loan Document shall constitute or create any duty on or warranty by Lender regarding (i) the proper application by Borrower, general contractor or any subcontractor of the loan proceeds, (ii) the quality or condition of the Property, or (iii) the competence or qualifications of the general contractor or any other party furnishing labor or materials in connection with construction at the Property. Borrower (a) acknowledges that Borrower has not relied and will not rely upon any experience, awareness or expertise of Lender regarding such matters, and (b) shall indemnify, hold harmless, and defend Lender from any costs, expenses, damages, judgments, or liabilities, including without limitation, attorneys’ fees, arbitration fees, and expert witness fees, arising from or connected with (i) such matters, (ii) payment or non-payment for labor or materials furnished for improvement of the Property, (iii) any claims of mechanics or materialmen, or (iv) any action or inaction by Borrower with respect to the foregoing.

6. Tribble Road Loan.

6.1 The principal amount of the Tribble Road Loan, $3,000,000.00, is $4,288,167.00 less than the amount previously advanced by Lender ($7,288,167.00) for the property described in the Deed to Secure Debt, Security Agreement, and Financing Statement dated September 27, 2006 from Tribble Road Development to Lender and recorded with the Forsyth County Clerk of Superior Court in Deed Book 4469, Page 410 (the “Tribble Road Property”). Lender is forgiving $4,288,167.00 of the Tribble Road debt as part of the consideration for this Agreement.

6.2 The unpaid principal balance of the Tribble Road Loan shall bear interest from the date hereof at the LIBOR Market Index Rate plus 4%.

6.3 All unpaid principal and accrued interest under the Tribble Road Loan shall be due and payable in full on December 10, 2011 (the “Tribble Road Maturity Date”).

6.4 Obligors will use commercially reasonable efforts to maintain the existing entitlements, permits, and approvals required to complete the planned improvements at the Tribble Road Property (the cost of which Borrower estimates to be between $300,000 and $500,000).

6.5 Obligors will use commercially reasonable efforts to sell the Tribble Road Property during the term of the Tribble Road Loan, and will inform Lender promptly in writing of any offers received.

6.6 In the event of a sale of the Tribble Road Property, the sale proceeds shall be distributed as follows:

(i) first, to reasonable and customary sales expenses and closing costs properly charged to seller as reflected in a settlement statement delivered to Lender not less than three (3) business days in advance of the closing of the sale of the Tribble Road Property;

(ii) second, to the unpaid principal balance of the Tribble Road Loan plus all accrued interest thereon;

(iii) third, to Obligors to reimburse them for the reasonable costs of maintaining the existing entitlements, permits, and approval at the Tribble Road Property; and

(iv) fourth, to Wachovia and Obligors to be divided as follows: Wachovia 65%, Obligors 35%.

7. No Additional Funding. From and after the Effective Date, Lender shall be under no obligation to provide any additional funding to Obligors except pursuant to the Revolver.

8. No Novation. The execution of this Agreement and the Amended Notes constitutes a modification, amendment, and division of the Note. Accordingly, Obligors stipulate and agree that:

8.1 This Agreement is not a novation and, except as otherwise modified hereby, the terms and provisions of the Existing Loan Documents shall remain in full force and effect. In the event of any conflict between the terms of this Agreement and the terms of the Existing Loan Documents, the terms of this Agreement shall control.

8.2 The liens and security interests granted under the Existing Loan Documents will continue to secure payment of the Obligations in accordance with their original priorities. Without limiting the foregoing, the Parties agree that all accrued interest on cash collateral held by Lender, including specifically Borrower’s Certificate of Deposit #514291620837144, shall be retained by Lender as additional collateral for the Obligations. In the event Borrower implements a replacement of its general liability insurance program for which Borrower’s cash collateral account is currently security for Borrower’s insurer and the letter of credit is returned to Lender by the beneficiary, Lender agrees to fully cooperate with the transfer of the principal amount of the cash collateral as directed by Borrower; provided however, that all accrued interest shall remain as additional collateral for the Obligations.

9. Forbearance. Subject to compliance by Obligors with each of the Forbearance Conditions (as defined below), during the period commencing on the date hereof and ending on the earliest to occur of (a) January 15, 2010; (b) a default (other than the Existing Defaults) by Obligors under this Agreement, the Amended Notes, or any of the Loan Documents; or (c) the date that any of the Forbearance Conditions are no longer satisfied (the “Forbearance Period”), Lender agrees that it will not, but only by reason of the Existing Defaults, exercise any remedy available to it under the Loan Documents or under any applicable law to enforce collection from Obligors of any obligations or foreclose upon its security interest(s). Notwithstanding anything to the contrary contained in this Agreement, Lender shall not be prohibited from exercising any remedy or power available to it excluding only those expressly set forth in this section.

10. Conditions to Forbearance. Each of the following conditions shall constitute a forbearance condition (each, a “Forbearance Condition” and, collectively, the “Forbearance Conditions”), the continuing satisfaction of each and every one of which shall be a continuing condition to the agreement of Lender to forbear as set forth above:

10.1 All Payments Current. Borrower shall make all payments as and when due under the Amended Notes and this Agreement;

10.2 No Subsequent Defaults. Except as they relate solely to the Existing Defaults, Obligors shall duly observe and perform each obligation and covenant to be performed under the Loan Documents; and

10.3 Sale of Units. Borrower must close the sale of not less than 42 Units from August 18, 2008 through June 30, 2009, and must close the sale of not less than 15 Units each calendar quarter on a quarterly basis after June 30, 2009.

11. Waiver and Termination of Rights. Following any failure to satisfy any Forbearance Condition, Obligors understand, acknowledge and agree that the Forbearance Period shall, at Lender’s option, terminate and all Obligations shall be immediately due and payable in full. In such event Lender may enforce any and all rights and remedies available under the Loan Documents and applicable law without notice.

12. Affirmative Covenants. Obligors covenant and agree that from the date hereof and until payment in full of all Obligations unless Lender shall otherwise consent in writing:

12.1 Obligors shall execute such other and further documents, instruments and agreements as Lender may reasonably request to effect the express provisions of this Agreement;

12.2 Obligors shall comply fully with all applicable statutes, laws and regulations, maintain, preserve and keep the Property in good repair, working order and condition, and make all needed replacements, additions, improvements and renewals thereto, subject to the requirements of the Loan Documents;

12.3 Obligors shall allow Lender and its agents, during normal business hours, to have access to the Property and all books, records and such other documents of Obligors as Lender shall reasonably require, and allow Lender to make copies thereof; and deliver promptly such other information regarding the operation, business affairs, and financial condition of Obligors which Lender may reasonably request; and

12.4 Obligors shall:

(i) furnish to Lender immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default, or any event which, upon the giving of notice or lapse of time or both, may become a default, written notice specifying the nature and period of existence thereof and the action which Obligors are taking or propose to take with respect thereto; and

(ii) promptly notify Lender in writing of (a) any material adverse change in their financial condition or their business; (b) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Obligors; (c) any material adverse claim against or affecting any Obligor or any part of their properties; (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Obligors; and (e) any change in any Obligor’s name or address.

13. Additional Representations and Warranties. Obligors make the following representations and warranties with respect to all of the Property except the Tribble Road Property (the “Non-Tribble Property”):

13.1 the Non-Tribble Property has, or will have upon completion of construction, adequate legal vehicular and pedestrian access to public roads;

13.2 to the best of Obligors’ knowledge, sewer, water and all other appropriate utilities are available at ordinary costs at the Non-Tribble Property through public or unencumbered private easements, and in sufficient quantities to serve the Non-Tribble Property;

13.3 if applicable, required written approvals of septic tanks or wells have been issued by all appropriate governmental authorities in respect of the Non-Tribble Property;

13.4 the Plans and Specifications and the anticipated use of the Non-Tribble Property comply and shall comply with all applicable restrictive covenants, zoning ordinances, building laws and codes, and other applicable laws, regulations and requirements (including without limitation, the Americans with Disabilities Act, as amended);

13.5 the current zoning classification of the Non-Tribble Property and any covenants and restrictions affecting the Non-Tribble Property permit the construction of Units on the Non-Tribble Property;

13.6 Borrower has obtained, or will obtain, all permits and approvals of any type required to complete the improvements on the Non-Tribble Property (subject to any moratoria which may be imposed by the applicable governmental authorities after the Effective Date, although Obligors warrant that they are unaware of any impending or threatened moratoria), and the permits and approval which have been obtained are final and unappealable and remain in full force and effect without restriction or modification;

13.7 all public improvements appurtenant to the Non-Tribble Property have been fully authorized by appropriate ordinance or municipal action;

13.8 Borrower has satisfied, or will satisfy, all conditions imposed by any governmental authority in connection with any grant of subdivision or land development approval;

13.9 all sales of the Non-Tribble Property shall be conducted in compliance with all applicable laws, including, without limitation, the Interstate Land Sales Act;

13.10 no notice of taking by eminent domain or condemnation of any part of the Non-Tribble Property has been received, and Borrower has no knowledge that any such proceeding is contemplated; and

13.11 to the best of Obligors’ knowledge, no part of the Non-Tribble Property has been damaged as a result of any fire, explosion, accident, flood or other casualty which in not now fully restored.

14. Reporting. Notwithstanding anything to the contrary in the Loan Documents, during the Forbearance Period, Lender will suspend the requirement of compliance with the financial covenants contained in the Existing Loan Documents. However, all financial reporting required under the Existing Loan Documents shall continue to be made during the Forbearance Period. All reports shall be delivered to Lender at the following address:

Wachovia Bank, National Association

Attn: Patrick McGovern

123 South Broad Street

Philadelphia, PA 19109

Mail Code PA1246

15. Negative Covenants. Obligors covenant and agree that from the date hereof until payment in full of all Obligations, unless Lender shall otherwise consent in writing, Obligors will not:

15.1 repay any principal, interest, late charges or other amounts due under any loans owed by Obligors to their respective shareholders, officers and directors whether such obligations are evidenced by promissory notes or otherwise;

15.2 pay any dividends or make any other distributions to the shareholders of Obligors;

15.3 make loans to, guaranty any debts of, or invest any money with any shareholders, officers or directors of Obligors.

16. Release of Claims and Covenant Not to Sue. As a material inducement to Lender to enter into this Agreement and to grant the additional concessions to Obligors reflected herein, all in accordance with and subject to the terms and conditions of this Agreement, and all of which are to their direct advantage and benefit, Obligors, jointly and severally, do hereby: (a) remise, release, acquit, satisfy and forever discharge Lender, and all of the past, present and future officers, directors, employees, agents, attorneys, representatives, participants, successors and assigns of Lender, from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing and whether known or unknown, which any Obligor now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date of this Agreement, including specifically, but without limitation, matters arising out of, in connection with or relating to (i) the Obligations, (ii) the Loan Documents or the obligations evidenced thereby, including, the administration or funding thereof, and (iii) any other relationship, agreement or transaction between any Obligor and Lender or any of their respective subsidiaries or affiliates; and (b) covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against Lender or any subsidiaries or affiliates of Lender, or any of its past, present or future officers, directors, employees, agents, attorneys, representatives, participants, successors or assigns, by reason of or in connection with any of the foregoing matters, claims or causes of action, provided, however, that the foregoing release and covenant not to sue shall not apply to any claims arising after the date of this Agreement with respect to acts, occurrences or events after the date of this Agreement.

17. Waiver of Automatic Stay; Supplemental Stay. Obligors acknowledge and agree that in the event of the filing of any petition for bankruptcy relief filed by or against any Obligor:

17.1 Obligors consent to the entry of an order granting Lender relief from the automatic stay of §362 of the Bankruptcy Code and shall not assert or request any other party to assert that the automatic stay provided by §362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights it has under the Loan Documents or any other rights Lender has against any Obligor or against any property owned by any Obligor;

17.2 Obligors shall not seek or request any other party to seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to §105 of the Bankruptcy Code or any other provision of the Bankruptcy Code, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights it has under the Loan Documents or any other rights Lender has against any Obligor or against any property which it owns.

18. Expenses. In addition to the costs and expenses required to be paid by Obligors at “Closing” (hereafter defined) pursuant to section 2.1 of this Agreement, Obligors shall, within ten (10) days following demand by Lender, pay or reimburse Lender for all costs and expenses incurred by Lender in connection with this Agreement including without limitation all reasonable attorneys’ fees, inspection expenses, premiums for title insurance and policy endorsements, fees incurred by Lender in connection with appraisals of any property securing the indebtedness and any environmental compliance assessments and remediation costs (if any) required by law or regulation or otherwise deemed necessary or desirable by Lender, and all recording fees. Notwithstanding any other provisions contained in the Loan Documents, if Lender retains an attorney in order to enforce, defend or protect Lender’s rights under the Loan Documents or if Lender retains an attorney in connection with any default of any stated or accelerated maturity of the Obligations to Lender in order to collect any debt due Lender or if Lender retains an attorney in connection with any lawsuits, reorganization, bankruptcy or other proceeding involving the Loan Documents or if any Obligor sues Lender, then in any such instance Obligors agree to pay Lender in addition to all principal, interest, late charges and fees, all of Lender’s reasonable costs and expenses including reasonable attorneys’ fees incurred by Lender.

19. Miscellaneous.

19.1 Cumulative Rights. No right, power or remedy conferred upon or reserved to Lender in the Loan Documents is exclusive of any other right, power or remedy conferred upon the Lender thereunder or at law or in equity. Each remedy shall be cumulative and may be exercised by Lender concurrently or consecutively in its discretion.

19.2 No Waiver. Lender may, in its discretion, from time to time waive or forbear from enforcing any provision contained in the Loan Documents, and no such waiver or forbearance shall be deemed a waiver by Lender of any other right or remedy provided herein or by law or be deemed a waiver of the right at any later time to enforce strictly all provisions contained in the Loan Documents and to exercise any and all remedies provided herein and by law.

19.3 Headings. The headings of the articles, sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof or thereof.

19.4 Admissions. Obligors expressly acknowledge and agree that the waivers, estoppels and releases contained in this Agreement shall not be construed as an admission of wrongdoing, liability or culpability on the part of Lender or an admission by Lender of the existence of any claims of any Obligor against Lender.

19.5 Construction of Agreement. Each party acknowledges that it has participated in the negotiation of this Agreement, and no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision. Obligors acknowledge that at all times they have been represented by an attorney in the negotiation of the terms of and in the preparation and execution of this Agreement, and have had the opportunity to review and analyze this Agreement for a sufficient period of time prior to the execution and delivery thereof. No representations or warranties have been made by or on behalf of Lender, or relied upon by any Obligor, pertaining to the subject matter of this Agreement, other than those set forth in this Agreement. This Agreement and the Loan Documents embody the entire agreement and understanding among the parties to the subject matter hereof and supersede all prior proposals, negotiations, agreements and understanding relating to such subject matter.

19.6 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed given on the third day following the date deposited in the United States mail, postage prepaid, sent by first class mail and, alternatively, shall be deemed given on the next day following the date such notice is delivered to a nationally recognized overnight delivery service such as Federal Express and addressed as follows:

Obligors:	Comstock Homebuilding Companies, Inc.
Attn: Christopher Clemente
11465 Sunset Hills Road
5th Floor
Reston, VA 20190

copy to:	Jubal R. Thompson, Esq.
General Counsel
11465 Sunset Hills Road
5th Floor
Reston, VA 20190

Lender:	Wachovia Bank, National Association
Attn: Patrick McGovern
123 South Broad Street
Philadelphia, PA 19109
Mail Code PA1246

copy to:	J. William Porter, Esquire
Parker Poe Adams & Bernstein LLP
Three Wachovia Center, Suite 3000
401 S. Tryon Street,
Charlotte, NC 28202

Either party may, from time to time, designate a different notice address by notice given as herein provided.

19.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

19.8 No Assignment by Obligors. The rights and obligations of Obligors hereunder may not be assigned or transferred to any person or entity without the express written consent of Lender. Obligors may transfer individually selected Lots and/or Units to a newly formed single purpose entity for the purpose of the orderly disposition of the property, any transfer being subject to the prior approval of Lender.

19.9 No Modifications. The terms of the Loan Documents may not be changed, modified, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by the party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted.

19.10 Invalid Provision to Affect No Others. If any provisions of this Agreement shall be held invalid, then such provision only shall be deemed invalid, and the remainder of this Agreement shall remain operative and in full force and effect.

19.11 Time of Essence. Time is of the essence in respect of this Agreement.

19.12 Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Loan Documents (“Disputes”) between or among parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement.

Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association

(the “AAA”) and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Lender first stated above is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of that state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Not withstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

19.13 Preservation and Limitation of Remedies. Notwithstanding the preceding arbitration provisions, Lender and Obligors agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding after any arbitration action is brought. Lender and Obligors shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a part in a Dispute.

Obligors and Lender agree that no party shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute where the Dispute is resolved by arbitration or judicially.

19.14 Counterparts; Facsimile Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts together shall constitute one and the same instrument. Facsimile signatures are acceptable under this Agreement.

19.15 Reaffirmation of Guaranties. Guarantors, jointly and severally, do hereby:

(i) acknowledge their consent and approval to the terms of this Agreement and the Amended Notes;

(ii) stipulate that the Guaranties remain in full force and effect, and are not subject to offset, defense, reduction or counterclaim; and

(iii) reaffirm the Guaranties in all respects.

19.16 Closing. The closing of this Agreement must occur on or before December 24, 2008.

19.17 Conditions Precedent to Closing. The obligation of Lender to close this Agreement is subject to Obligors, as applicable, delivering and/or satisfying each of the following conditions precedent in a form and content satisfactory to Lender:

(i) payment of all sums due at Closing;

(ii) executed duplicate originals of this Agreement;

(iii) executed Amended Notes;

(iv) certified resolutions approving the execution and delivery of this Agreement and the Amended Notes by Obligors;

(v) evidence of paid 2007 ad valorem property taxes, and copies of 2008 ad valorem tax bills, for the Property;

(vi) certificate of property and casualty insurance listing showing Wachovia Bank as additional insured and loss payee; and

(vii) such other documents, instruments, agreements and information as Lender may reasonably request.

“Closing” shall occur when Lender declares that the foregoing conditions have been satisfied as evidenced by Lender’s execution of this Agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement under seal, pursuant to authority duly given as of the day and year first above written.

[Remainder of page intentionally blank. Signatures on following pages]

BORROWER:

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:
Name:
Title:

GUARANTORS:

COMSTOCK MASSEY PRESERVE, L.L.C.
(formerly Comstock Wesel, L.L.C.)

By:	Comstock Homebuilding Companies, Inc.
its Manager

By:
Christopher Clemente, CEO

COMSTOCK HOMES OF RALEIGH, LLC
(formerly Capitol Homes Inc.)

By:	Comstock Homebuilding Companies, Inc.
its Manager

By:
Christopher Clemente, CEO

COMSTOCK HOMES OF ATLANTA, LLC

By:	Comstock Homebuilding Companies, Inc.
its Manager

By:
Christopher Clemente, CEO

COMSTOCK JAMES ROAD, LLC

By:	Comstock Homebuilding Companies, Inc.
its Manager

By:
Christopher Clemente, CEO

TRIBBLE ROAD DEVELOPMENT, LLC

By:	Comstock Homebuilding Companies, Inc.
its Manager

By:
Christopher Clemente, CEO

COMSTOCK SUMMERLAND, L.C.

By:	Comstock Homebuilding Companies, Inc.
its Manager

By:
Christopher Clemente, CEO

COMSTOCK HOLLAND ROAD, LLC

By:	Comstock Homebuilding Companies, Inc.
its Manager

By:
Christopher Clemente, CEO

COMSTOCK LANDING, LLC

By:	Comstock Homebuilding Companies, Inc.
its Manager

By:
Christopher Clemente, CEO

COMSTOCK WAKEFIELD, LLC

By:	Comstock Homebuilding Companies, Inc.
its Manager

By:
Christopher Clemente, CEO

COMSTOCK WAKEFIELD II, LLC

By:	Comstock Homebuilding Companies, Inc.
its Manager

By:
Christopher Clemente, CEO

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Patrick McGovern
Senior Vice President

SCHEDULE 1.4

Pending Litigation

SCHEDULE 1.5

Pending Default Notices

SCHEDULE 4.1

Description of the Lots

SCHEDULE 5.4

Description of the Units

SCHEDULE 5.8

Liens